UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2017

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Option Grants

On January 20, 2017, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Karyopharm Therapeutics Inc. (the “Company”) approved the following grants of options to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”): (i) an option to purchase 100,000 shares of Common Stock to Justin A. Renz, Executive Vice President, Chief Financial Officer and Treasurer, (ii) an option to purchase 118,000 shares of Common Stock to Christopher B. Primiano, Senior Vice President, Operations, Business Development, General Counsel and Secretary, and (iii) an option to purchase 100,000 shares of Common Stock to Ran Frenkel, Chief Development Operations Officer; and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved (i) an option to purchase 250,000 shares of Common Stock to Michael G. Kauffman, M.D., Ph.D., Chief Executive Officer and (ii) an option to purchase 250,000 shares of Common Stock to Sharon Shacham, Ph.D., M.B.A., President and Chief Scientific Officer. Each of the options to purchase shares of Common Stock was granted effective as of January 20, 2017 and made pursuant to the Company’s 2013 Stock Incentive Plan. The exercise price is $10.39 per share, which is the fair market value per share on the date of grant and is equal to the closing price of the Common Stock on the NASDAQ Global Select Market on January 20, 2017. The options vest as to 25% of the shares underlying the option on the first anniversary of the date of grant, with the remainder vesting in equal increments over 36 additional months.

Other Compensation

On January 20, 2017, the Compensation Committee approved for Messrs. Renz, Primiano and Frenkel, and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved for each of Drs. Kauffman and Shacham, performance-based bonus payments for 2016, and new annual base salaries for 2017, effective January 1, 2017, as set forth in the table below:

Name	2016 Bonus	2017 Annual Salary
Michael G. Kauffman, M.D., Ph.D.
Chief Executive Officer	$247,200	$530,500
Sharon Shacham, Ph.D., M.B.A.
President and Chief Scientific Officer	$166,000	$435,000
Justin A. Renz
Executive Vice President, Chief Financial Officer and Treasurer	$114,100	$371,000
Christopher B. Primiano
Senior Vice President, Operations, Business Development, General Counsel and Secretary	$122,000	$390,000
Ran Frenkel
Chief Development Operations Officer	$100,800	$341,000

The Compensation Committee approved the following target bonus amounts for 2017 for Messrs. Renz, Primiano and Frenkel as a percentage of the annual base salaries for 2017: 40% for Mr. Renz, 40% for Mr. Primiano and 40% for Mr. Frenkel; and the Board of Directors of the Company, based on recommendations of the Compensation Committee, approved the following target bonus amounts for 2017 for Drs. Kauffman and Shacham as a percentage of the annual base salaries for 2017: 60% for Dr. Kauffman and 50% for Dr. Shacham.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 26, 2017	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Senior Vice President, Operations, Business Development, General Counsel and Secretary